Exhibit 10(i)(R)

Qimonda AG
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission.
Confidential Portions denoted by [***].
TESSERA, INC.
Qimonda TCC ® License Agreement
This Agreement is entered into as of this First day of July, 2006 (“Effective Date”), between TESSERA INC., a corporation organized under the laws of Delaware, having a principal place of business at 3099 Orchard Drive, San Jose, CA, 95134, USA and the Tessera Affiliates (collectively “Tessera”) and Qimonda AG, a corporation organized under the laws of Germany having a principal place of business at Munich, Germany (or any successors or assigns of Qimonda AG due to any entities resulting from the initial public offering of Qimonda AG), and the Licensee Affiliates (collectively “Licensee”) with reference to the following facts:
Recitals
WHEREAS, Tessera owns certain patents related to semiconductor integrated circuit (“IC”) packaging technology, and
WHEREAS, Licensee wishes to license the Tessera patents for certain semiconductor products in accordance with the terms hereof.
The Parties Hereto Agree:
     I. Definitions. As used herein, the following terms shall have the following meaning:
     A. The term “Licensed Product” includes IC packages using (a) polyimide or glass-epoxy or glass-laminate substrate; (b) one or more solder balls under the IC; (c) die attach adhesive attaching the IC to the polyimide or glass-epoxy or glass-laminate substrate; and (d) solder ball pitch less than or equal to 1.0mm. By way of clarification and not limitation, Licensed Products include DRAM Licensed Products, Non-DRAM Licensed Products and Multiple Substrate Licensed Products.
     B. The term “DRAM Device” means a Dynamic Random Access Memory (DRAM) IC device comprised solely of an array of DRAM cells and the associated control and I/O circuitry that are necessary to allow data to be written to, stored by, and read from the DRAM cells.
     C. The term “DRAM Licensed Product” means a Licensed Product that contains at least one IC that is a DRAM Device and does not contain an IC that is not a DRAM Device.
     D. The term “Non-DRAM Licensed Product” means a Licensed Product that contains at least one IC that is not a DRAM Device. If a Licensed Product contains both a DRAM Device and an IC that is not a DRAM Device, the Licensed Product shall be considered a Non-DRAM Licensed Product.
     E. The term “Multiple Substrate Licensed Product” means a “Package Stack Unit” and a “Package Stack,” defined respectively as follows:
          i. The term “Package Stack Unit” means a package substrate having electrically conductive terminals and at least one IC device on the package substrate and electrically connected to at least some of the terminals, and
          ii. The term “Package Stack” means an IC package including two or more Package Stack Units, wherein said units are stacked one above the other so that at least some of the terminals on mutually adjacent units in the stack are aligned with one another, mutually adjacent units being electrically interconnected to one another by joining connectors formed at least in part from material bonded to the aligned terminals of such units.
     F. The term “Batch Technology” as used herein means any method, process, technique or Tessera Patent that covers any structures or processing methods for simultaneously forming, producing and/or connecting a plurality of electrical connections between contacts on an IC device and substrate terminals of the IC package, including: (i) any method or result of U.S. Patent Number 5,518,964 (and related Patents) for making flexible electrically conducting element(s), joining said elements to electrical contact(s) on a substantially planar electrical element such as a semiconductor integrated circuit, undiced IC wafer, or interconnect substrate, and forming said element(s) away from the plane of said contacts in a predetermined fashion into the flexible electrical lead(s) of an IC package; (ii) any method or result of U.S. Patent 5,455,390 (and related Patents) for making and forming flexible conducting element(s) on a dielectric film and then simultaneously joining said elements to electrical contacts on a substantially planar electrical element such as a semiconductor integrated circuit, undiced IC wafer or interconnect substrate to produce the flexible electrical leads of an IC package; and/or (iii) any method or result of further invention or Patent made or acquired by Tessera during the term hereof covering any batch processing method for simultaneously forming, producing and/or connecting a plurality of flexible electrical leads of an IC package. Notwithstanding, the parties expressly agree that any IC package made and/or connected individually on a semiconductor integrated circuit or undiced wafer by traditional wire bonding methods and/or tape automated bonding (“TAB”) gang bonding methods, is not included in Batch Technology.
     G. The term “Patent” means letters patent, utility models, allowances and applications therefor in all countries of the world, including re-issues, re-examinations, continuations, continuations-in-part, divisionals, and all corresponding foreign patents.
     H. The term “Tessera Patent” means Patent(s) or claims within such Patent(s) for the design, manufacture, and/or assembly of Licensed Products (excluding Batch Technology as defined herein) owned by Tessera prior to expiration or termination of this Agreement. The term Tessera Patent shall further include any third party patent for the design, manufacture, and/or assembly of Licensed Products (excluding Batch Technology as defined herein) under which Tessera or any successor thereof has the right to grant licenses of the scope granted herein, as of the

Effective Date or at any time during the term of this Agreement, without the payment of royalty or other consideration to such third parties except for payment to third parties for inventions made by said parties while employed by Tessera or any successor thereof. Tessera Patents, as defined above, includes but is not limited to those Patents set forth in Attachment A as of the date stated therein. Tessera has sole discretion in the prosecution of the Tessera patent applications licensed hereunder, non-exclusively including filing continuations, continuations-in-part, divisionals, filing corresponding foreign patents applications and/or abandoning one or more of such patent applications.
     I. The term “Billable Pin” means any electrical connection to an IC electrical bond pad made or contained in any Licensed Product.
     J. The term “Licensee Affiliate” means any company which agrees to be bound by the terms and conditions of this Agreement and has more than fifty percent (50%) of the voting stock or equity owned or controlled by Licensee. A company shall be considered a Licensee Affiliate only so long as such majority ownership or control exists. Licensee shall be ultimately responsible for the actions of the Licensee Affiliates pursuant to this Agreement.
     K. The term “Tessera Affiliate” means any company which agrees to be bound by the terms and conditions of this Agreement and has more than fifty percent (50%) of the voting stock or equity owned or controlled by Tessera. A company shall be considered a Tessera Affiliate only so long as such majority ownership or control exists. Tessera shall be ultimately responsible for the actions of the Tessera Affiliates pursuant to this Agreement.
     L. The term “Licensed Package Assembler” means a party licensed by Tessera to assemble, use and sell Licensed Products for others. Tessera agrees to periodically provide Licensee a list of such parties.
     II. Licensee Rights
     A. License Grant. Subject to the terms and conditions hereinafter set forth, Licensee’s compliance with the provisions hereof including all Attachments hereto, and Licensee’s payment of the fees and royalties stated herein in Paragraph III, Tessera hereby grants Licensee a world-wide, non-exclusive, non-transferable, non-sublicensable, limited license to the Tessera Patents to make, have made, use, sell, import, and offer for sale Licensed Products that are sold as Licensee’s own products (i.e., the Licensed Products bear the Licensee’s commercial indicia).
          1. Have Made Rights and Royalties. If Licensee exercises its “have made” right hereunder, Licensee shall be responsible for the payment of all royalties due hereunder directly to Tessera for such assembly of Licensed Products regardless of whether or not the assembler of the Licensed Product is a Licensed Package Assembler. Nothing in this Paragraph II.A.1 shall prevent Licensee from agreeing with a Licensed Package Assembler that the Licensed Package Assembler shall report and pay royalties to Tessera under its license for all Licensed Products made for Licensee provided, however, that if such Licensed Package Assembler fails to report and pay such royalties, Licensee shall pay the unpaid royalties under this Agreement promptly upon notice by Tessera. Licensee shall have no obligation to pay an additional royalty under this agreement for products on which a Licensed Package Assembler has already paid a full royalty under its agreement with Tessera. Any such agreement reached between Licensee and a Licensed Package Assembler shall require such Licensed Package Assembler to clearly identify Licensed Products made for Licensee in reports to Tessera, and Tessera shall be given notice of such agreement.
          2. Notice to Assemblers. When Licensee exercises this “have made” right at a Package Assembler, it shall provide a written notice to such Licensed Package Assembler, with a copy to Tessera, substantially in the form attached hereto as Attachment D.
     B. Batch Technology Excluded. Notwithstanding anything herein to the contrary, Batch Technology is excluded from the scope of this Agreement, and Licensee’s rights herein expressly exclude any right to package and/or assemble, or sell any product made using Batch Technology. Accordingly, products made using Batch Technology are not Licensed Products under this Agreement, and no royalties are due under this Agreement for products made using Batch Technology.
     C. No Implied License. Except for the licenses expressly granted in Paragraph II.A, no license, express or implied, by estoppel or otherwise, to any of Tessera’s intellectual property rights is granted or implied by this Agreement.
     D. Exclusion from License. Licensee is licensed only for Licensed Products for which it pays royalties hereunder. Tessera may, at any time during the term hereof, notify Licensee that Tessera believes that a product made, used, sold, imported, or offered for sale by Licensee (“Notified Product”) is a Licensed Product. During a sixty (60) day period after such notice, the parties will engage in good faith negotiations to include the Notified Product hereunder as Licensed Product, but neither party will commence any litigation or administrative proceedings relating to the Notified Product until after the end of the sixty (60) day period. If the parties fail to agree on including the Notified Product as a Licensed Product during such period, the Notified Product will not be licensed hereunder and either party may commence litigation or administrative proceedings upon the expiration of the sixty (60) day period.
     III. Royalty and Other Consideration
     A. Other Consideration. As partial consideration for the license under this Agreement, Licensee shall pay to Tessera the sum of Forty Million US Dollars ($40,000,000) by August 18, 2006.
     B. Royalty. As further consideration Licensee shall pay running royalties for the license granted under this Agreement four times annually (as set forth in Paragraph V) to Tessera during the term of this Agreement, as follows:
          1. DRAM Licensed Products. For each DRAM Licensed Product sold by Licensee, Licensee shall pay a royalty as set forth in Attachment B.
          2. Non-DRAM Licensed Products. For each Non-DRAM Licensed Product sold by Licensee, Licensee shall pay a royalty as set forth in Attachment B.

          3. Multiple Substrate Licensed Products. In the case of a Multiple Substrate Licensed Product, royalties due under this Paragraph III.B shall be calculated separately for each Package Stack Unit of a Package Stack based on whether the Package Stack Unit solely contains DRAM or includes other types of ICs. For example, the royalty due for a Package Stack Unit that contains solely DRAM shall be determined according to Paragraph III.B.1 per Package Stack Unit, the royalty due for a Package Stack Unit that contains an IC that is not DRAM shall be determined according to Paragraph III.B.2 per Package Stack Unit, such that the total royalty due for a Multiple Substrate Licensed Product shall be calculated by adding together the royalty determined for each Package Stack Unit.
     C. Royalty Adjustments. In making the royalty payments due Tessera, Licensee may subtract from such royalty payments any preceding royalty payments for royalty bearing Licensed Products that are returned to Licensee from Licensee’s customers (“Royalty Adjustment”). However, if at any time such returned Licensed Products are resold by Licensee, Licensee shall pay a royalty to Tessera for such resold Licensed Products, as set forth in the Agreement. Before a Royalty Adjustment can be so subtracted, Licensee must have originally paid a royalty on the particular returned Licensed Product. All Royalty Adjustments must be specified with the information set forth in Attachment C.
     IV. Taxes
     Any taxes due to the German government relating to payments made by Licensee to Tessera pursuant to this Agreement shall be paid by Licensee and deducted from the amount payable from Licensee to Tessera. Licensee shall obtain official tax receipts from the German government indicating payment of such taxes and submit such receipts to Tessera to enable Tessera to obtain applicable tax credits. Licensee shall cooperate reasonably with Tessera, and offer such assistance as it reasonably can, in order to ensure that Tessera receives the most favorable tax treatment with respect to the payments detailed herein.

     V. Licensee Reports and Payment
     A. Quarterly Royalty Reports & Payment. Beginning on the Effective Date of this Agreement, royalties shall be calculated and paid in full in quarter annual payment periods ending March 31, June 30, September 30 and December 31 of each year. Beginning with the first such royalty payment, Licensee shall deliver a written report (as shown in Attachment C) describing (i) the basis upon which and containing the information sufficient to determine the royalties due Tessera for the applicable payment period and (ii) the purchases by Licensee of Licensed Products from other Tessera licensees. All payments under this Paragraph shall be made in US Dollars by wire transfer to Union Bank of California, 99 Almaden Blvd., San Jose, CA 95113, Account Name: Tessera, Account No.: 6450148359, Routing No. 122000496, International Swift Code: BOFCUS33MPK, or such other bank or account as Tessera may from time to time designate in writing. The payments of royalties and submission of such reports from Licensee to Tessera under this Paragraph shall be made within thirty (30) days from the end of each quarter annual payment period and shall be considered to be made as of the day on which such payments are received in Tessera’s designated bank account.
     VI. Licensee Patents
     A. Limited Rights Under Licensee’s Patents. Licensee hereby grants to Tessera a world-wide, royalty-free, non-exclusive, non-sublicensable, non-transferable, right under Licensee'’s Patents for the term of this Agreement to make, use and sell Licensed Products (subject to the Batch Technology exclusion of Paragraph II.B) for the purposes of internal research and development, customer funded research and development, and in support of Tessera’s engineering services business. For the sake of clarity, the license granted to Tessera in this Section VI.A is limited to the IC package and interconnect of the Licensed Product, alone or in combination with an IC, and does not include, for example, the functional circuitry on the die or semiconductor process technology used in the formation of the functional circuitry on the IC (hereafter “Qimonda License Scope”). If Licensee elects to extend the term of this Agreement to obtain a paid-up license, then the license set forth in this Paragraph VI.A shall also become a fully paid-up and perpetual. Furthermore, to the extent that Licensee believes a third party is directly infringing Licensee’s patents within the Qimonda License Scope, Licensee agrees to pursue its claims directly with such third party and not with Tessera unless Tessera first asserts a Tessera Patent against Licensee that would require an additional royalty for Licensed Products made under this Agreement.
     VII. This section intentionally left blank
     VIII. Term and Termination
     A. Term: This Agreement shall become effective on the Effective Date and, unless earlier terminated as provided for elsewhere in this Agreement, shall remain in full force until it automatically expires on May 22, 2012, unless Licensee notifies Tessera by November 22, 2011 that Licensee elects to extend this Agreement by five (5) years until May 22, 2017, and continue to pay royalties for Licensed Products during the five (5) year extension period at rates equal to fifty percent (50%) of the amounts due under Paragraph III.B. herein. If Licensee elects to extend this

Agreement until May 22, 2017, upon expiration of the extended term, Licensee shall have a fully paid-up and perpetual license on the terms set forth in Paragraphs II.A through II.D herein to use the Tessera Patents to the same extent as Licensee was licensed to use and was using Tessera Patents immediately prior to such expiration.
     B. Termination for Breach. Either party may terminate this Agreement due to the other party’s breach of this Agreement, such as failure to perform its duties, obligations, or responsibilities herein (including, without limitation, failure to pay fees and royalties and provide reports as set forth herein). The parties agree that such breach will cause substantial damages to the party not in breach. Therefore, the parties agree to work together to mitigate the effect of any such breach; however, the non-breaching party may terminate this Agreement if such breach is not cured or sufficiently mitigated (to the non-breaching party’s satisfaction) within sixty (60) days of notice thereof.
     C. Termination for Assignment. In the event that (i) a party either sells or assigns substantially all of its assets or business to a third party (“Selling Party”) or (ii) a third party acquires more than fifty percent (50%) of the capital stock entitled to vote for directors of such party (“Purchasing Party”), the Selling Party shall notify the other party hereto of such sale or assignment of assets or the Purchasing Party’s acquisition. In any case of sale, assignment or acquisition, the Selling Party shall provide to the other party a written confirmation from such Purchasing Party stating that such Purchasing Party shall expressly undertakes all the terms and conditions of this Agreement to be performed by Selling Party. In the event that Licensee is the Selling Party and the Purchasing Party does not agree to fulfill such obligations under this Agreement, Tessera shall reserve a right to terminate this Agreement. In the event Tessera is the Selling Party, the Purchasing Party shall be bound to the terms and obligations of this Agreement.
     D. Termination for Bankruptcy. In the event that one party becomes insolvent or bankrupt, permanently ceases doing business, makes an assignment for the benefit of its creditors, commits an act of bankruptcy, commences any bankruptcy proceedings or other proceedings in the nature of bankruptcy proceedings, or has commenced against it any bankruptcy proceedings or other proceedings in the nature of bankruptcy proceedings that are not dismissed within sixty (60) days, then the other party shall have the right to terminate this Agreement immediately upon its notice.
     E. Effect of Termination. Any termination of this Agreement pursuant to this Paragraph VIII shall be deemed a termination of this Agreement in accordance with its terms (including termination of any payments of unaccrued royalties to Tessera and any rights of Licensee to use any Tessera Patent licensed hereunder).
     F. Survival Clause. Unless otherwise provided elsewhere in this Agreement, the following provisions shall survive the termination or expiration of this Agreement:
          1. Licensee’s obligation to make payments to Tessera accrued under this Agreement on or prior to expiration or termination.

          2. Licensee’s obligation to submit written reports stipulated in Paragraph V for periods prior to termination, Licensee Reports and Payment, and to permit the inspection and audit of its records stipulated in Paragraph IX, Reasonable Audit.
          3. Paragraph VIII, Term and Termination.
          4. Paragraph X, No Warranties
          5. Paragraph XI, Limitation on Damages
          6. Paragraph XII, Confidentiality of Agreement Terms
          7. Paragraph XIV, Miscellaneous
     IX. Reasonable Audit
     A. Financial Audit. Upon reasonable written prior notice, Tessera shall have the right to examine and audit through an independent third party CPA firm, not more frequently than once per year, relevant records of Licensee that may contain information bearing upon the amount of fees and royalties payable under this Agreement; provided, that the said auditor shall have agreed in advance in writing to maintain in confidence and not to disclose to Tessera or any third party any Licensee proprietary information obtained during the course of such audit. Licensee shall permit auditors to copy and retain audit relevant records in confidence. The results of any such audit shall be final, and within thirty (30) days after receiving the auditor’s report, Licensee shall make payment to Tessera of any amount which may be found to be payable, if any, and Tessera shall make payment to Licensee of any amount which may be found to have been overpaid, if any. Tessera shall bear the expenses of such audit examinations unless fees and royalties due and owing to Tessera are determined by the auditor to be at least five percent (5%) greater than such similar amounts as calculated and/or paid by Licensee, in which case Licensee shall bear such expenses.
     X. No Warranties
     The Parties acknowledge and agree that the rights and licenses, Tessera Patents, Licensee patents and standards granted or otherwise provided hereunder are provided “AS IS”, with no warranty of any kind. NEITHER PARTY MAKES ANY WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, QUALITY, USEFULNESS, PATENT VALIDITY OR NONINFRINGEMENT. Neither Party makes any warranty that the Tessera Patents or the Licensee patents will be sufficient to yield any particular result.
     XI. Limitation on Damages
     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY (UNDER ANY CONTRACT, NEGLIGENCE, STRICT

LIABILITY OR OTHER THEORY) FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.
     XII. Confidentiality of Agreement Terms
     A. Confidential Terms. Tessera and Licensee shall keep the terms of this Agreement (including all Attachments hereto) confidential except:
(1) to any court or governmental body or agency compelling such disclosure; however, any disclosure shall be limited to that compelled by the governmental body or agency and the disclosing party will take all reasonable actions to obtain a protective order protecting the disclosure. With respect to any disclosure of this Agreement required by the United States Securities and Exchange Commission or similar governmental agencies (it being acknowledged and agreed that Licensee will file this Agreement as an exhibit to the registration statement on form F-1 it has filed with respect to its initial public offering), Licensee shall use reasonable efforts to secure confidential treatment of the royalty terms set forth in Attachment B hereto, provided, however, that, if after making such reasonable efforts Licensee is unable to secure such confidential treatment without adversely effecting the timing of its planned initial public offering, then Licensee need not secure such confidential treatment of the royalty terms;
(2) as may otherwise be required by law;
(3) disclosures to their respective attorneys, accountants, and financial advisors; or
(4) either party may disclose to third parties the existence of this Agreement to the extent described in the Recitals section hereof.
     B. Order to Disclose. A party receiving a request, subpoena or order for the disclosure of the terms or conditions of this Agreement shall notify the other party as soon as practicable and if, at all possible, in sufficient time to allow the other party to oppose disclose or seek appropriate protective orders. The party receiving such request, subpoena or order shall cooperate to the extent reasonably possible with the other party in any effort to oppose disclosure or seek protective orders.
     C. Breach of Confidentiality. If either party learns of a breach of this Paragraph XII, such party shall immediately send a written notification to the other party describing the circumstances of such breach.
     D. Employee Agreements. Licensee will disclose the terms of this Agreement solely to its employees who have a need to know such information.
     E. Prior Confidentiality Terms. This Paragraph XII applies only to the matters described herein and does not supersede any prior written agreements between the parties.

     XIII. This Section Intentionally Left Blank
     XIV. Miscellaneous
     The following additional terms shall apply to this Agreement:
     A. Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of California, irrespective of choice of laws provisions. Both parties shall use reasonable efforts to resolve by mutual agreement any disputes, controversies, claims or difference which may arise from, under, out of or in connection with this Agreement. If such disputes, controversies, claims or differences cannot be settled between the parties, any dispute resolution proceeding shall take place in the United States, but if either party files a claim in a state or federal court, such claim shall be filed in the state or federal courts within the geographic boundaries of the federal Eastern District of Texas. The parties hereby consent to personal jurisdiction and venue in the state and federal courts of the federal Eastern District of Texas. Nothing herein shall alter or affect any other rights either party may have to redress any breach or act of the other party. Notwithstanding any provision herein, after the sixty (60) day cure period set forth in Paragraph VIII.B and notice of termination of this Agreement by one of the parties, either party may bring an action in the U.S. International Trade Commission.
     B. No Waiver. Any waiver, express or implied, by either of the parties hereto of any right hereunder or default by the other party, shall not constitute or be deemed a continuing waiver or a waiver of any other right or default. No failure or delay on the part of either party in the exercise of any right or privilege hereunder shall operate as waiver thereof, nor shall any single or partial exercise of such right or privilege preclude other or further exercise thereof or of any other right or privilege.
     C. Equitable Relief. Nothing herein shall preclude either party from taking actions at any time in the courts specified in Paragraph XIV.A that are necessary to prevent immediate, irreparable harm to its interests. Otherwise, these procedures are exclusive and shall be fully exhausted prior to the initiation of any litigation.
     D. Notices. All notices, required documentation, and correspondence in connection herewith shall be in the English language, shall be provided in writing and shall be given by facsimile transmission or by registered or certified letter to Tessera and Licensee at the addresses and facsimile numbers set forth below:

Tessera:	Tessera, Inc.
3099 Orchard Dr.
San Jose, California 95134
Facsimile No.: 408-894-0190
Attn.: Chief Executive Officer

Licensee:	Qimonda AG
Gustav-Heinemann-Ring 123,
81739 München,

Germany
Facsimile No.:+49-89-234-9550409
Attn: General Counsel
     Either Party may change its address and/or facsimile number by giving the other party notice of such new address and/or facsimile number. All notices if given or made by registered or certified letter shall be deemed to have been received on the earlier of the date actually received and the date three days after the same was posted and if given or made by facsimile transmission shall be deemed to have been received at the time of dispatch, unless such date of receipt is not a business day, in which case the date of deemed receipt shall be the next succeeding business day.
     E. Invalidity. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their reasonable efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.
     F. Assignment. With the exception of Paragraph VIII.C (Termination for Assignment), neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Tessera may assign this Agreement to a Tessera Affiliate, a parent company, or any company owned or controlled by such parent company.
     G. Export Regulations. Both parties shall comply with the laws and regulations of the government of the United States and of any other country as relevant to each party hereto relating to the export of goods and information.
     H. Paragraph Headings. The headings and captions used herein shall not be used to interpret or construe this Agreement.
     I. Entire Understanding. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Agreement. Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by both parties hereto.
     J. Contingency. This Agreement shall not become effective unless and until Tessera’s Executive Committee (consisting of Tessera’s Chief Executive Officer, Chief Financial Officer and General Counsel) confirms acceptance of this Agreement on August 1, 2006, between 3:00 pm and 4:00 pm EDT. Tessera will use reasonable efforts to inform Licensee (by e-mail or facsimile) of acceptance by Tessera’s Executive Committee within an hour of such acceptance, provided, however, that Tessera shall not publish a press release prior to the delivery of such information to Infineon.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

TESSERA, INC.		QIMONDA AG

By:	/s/ Christopher Pickett	By:	/s/ Klaus Fleischmann

Print Name:	Christopher Pickett	Print Name:	Klaus Fleischmann

Title:	Executive Vice President & General Counsel	Title:	Vice President

Date:	August 1, 2006	Date:	August 1, 2006

		By:	/s/ Florian Bögel

		Print Name:	Florian Bögel

		Title:	Corporate Legal Counsel

		Date:	August 1, 2006

ATTACHMENT A (current through January 1, 2005)

US PATENT NO.	TITLE	EXPIRATION

5,148,265	SEMICONDUCTOR CHIP ASSEMBLIES WITH FAN-IN LEADS	9/24/2010

5,148,266	SEMICONDUCTOR CHIP ASSEMBLIES HAVING INTERPOSER AND FLEXIBLE LEAD	9/24/2010

5,258,330	SEMICONDUCTOR CHIP ASSEMBLIES WITH FAN-IN LEADS	11/2/2010

5,346,861	SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME	9/13/2011

5,347,159	SEMICONDUCTOR CHIP ASSEMBLIES WITH FACE-UP MOUNTING AND REAR-SURFACE CONNECTION TO SUBSTRATE	9/13/2011

5,390,844	SEMICONDUCTOR INNER LEAD BONDING TOOL	7/23/2013

5,398,863	SHAPED LEAD STRUCTURE AND METHOD	7/23/2013

5,414,298	SEMICONDUCTOR CHIP ASSEMBLIES AND COMPONENTS WITH PRESSURE CONTACT	3/26/2013

5,477,611	METHOD OF FORMING INTERFACE BETWEEN DIE AND CHIP CARRIER	9/20/2013

5,489,749	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	2/6/2013

5,491,302	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2014

5,525,545	SEMICONDUCTOR CHIP ASSEMBLIES AND COMPONENTS WITH PRESSURE CONTACT	6/11/2013

5,536,909	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	7/16/2013

5,548,091	SEMICONDUCTOR CHIP CONNECTION COMPONENTS WITH ADHESIVES AND METHODS FOR BONDING TO THE CHIP	10/26/2013

US PATENT NO.	TITLE	EXPIRATION

5,597,470	METHOD OF MAKING A FLEXIBLE LEAD FOR A MICROELECTRONIC DEVICE	6/19/2015

5,619,017	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2014

5,629,239	MANUFACTURE OF SEMICONDUCTOR CONNECTION COMPONENTS WITH FRANGIBLE LEAD SECTIONS	3/21/2015

5,659,952	METHOD OF FABRICATING COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP	9/20/2014

5,663,106	METHOD OF ENCAPSULATING DIE AND CHIP CARRIER	9/2/2014

5,679,194	FABRICATION OF LEADS ON SEMICONDUCTOR CONNECTION COMPONENTS	5/4/2015

5,679,977	SEMICONDUCTOR CHIP ASSEMBLIES, METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2010

5,682,061	COMPONENT FOR CONNECTING A SEMICONDUCTOR CHIP TO A SUBSTRATE	10/28/2014

5,685,885	WAFER-SCALE TECHNIQUES FOR FABRICATION OF SEMICONDUCTOR CHIP ASSEMBLIES	9/13/2011

5,706,174	COMPLIANT MICROELECTRONIC MOUNTING DEVICE	7/7/2014

5,766,987	MICROELECTRONIC ENCAPSULATION METHODS AND EQUIPMENT	9/22/2015

5,776,796	METHOD OF ENCAPSULATING A SEMICONDUCTOR PACKAGE	5/19/2014

5,777,379	SEMICONDUCTOR ASSEMBLIES WITH REINFORCED PERIPHERAL REGIONS	8/18/2015

5,787,581	METHODS OF MAKING SEMICONDUCTOR CONNECTION COMPONENTS WITH RELEASABLE LOAD SUPPORT	7/24/2012

5,801,446	MICROELECTRONIC CONNECTIONS WITH SOLID CORE JOINING UNITS	9/1/2015

US PATENT NO.	TITLE	EXPIRATION

5,807,453	FABRICATION OF LEADS ON SEMICONDUCTOR CONNECTION COMPONENTS	5/4/2015

5,821,608	LATERALLY SITUATED STRESS/STRAIN RELIEVING LEAD FOR A SEMICONDUCTOR CHIP PACKAGE	9/6/2016

5,821,609	SEMICONDUCTOR CONNECTION COMPONENT WITH FRANGIBLE LEAD SECTIONS	3/21/2015

5,834,339	METHODS FOR PROVIDING VOID FREE LAYERS FOR SEMICONDUCTOR ASSEMBLIES	3/7/2016

5,848,467	METHODS OF MAKING SEMICONDUCTOR CHIP ASSEMBLIES	9/13/2011

5,852,326	FACE-UP SEMICONDUCTOR CHIP ASSEMBLY	9/24/2010

5,861,666	STACKED CHIP ASSEMBLY	8/29/2016

5,868,301	SEMICONDUCTOR INNER LEAD BONDING TOOL	4/10/2016

5,875,545	METHOD OF MOUNTING A CONNECTION COMPONENT ON A SEMICONDUCTOR CHIP WITH ADHESIVES	10/26/2013

5,885,849	MICROELECTRONIC CONNECTIONS WITH SOLID CORE JOINING UNITS	3/28/2015

5,915,170	MULTIPLE PART COMPLIANT INTERFACE FOR PACKAGING OF A SEMICONDUCTOR CHIP AND METHOD THEREFOR	9/16/2017

5,915,752	METHOD OF MAKING CONNECTIONS TO A SEMICONDUCTOR CHIP ASSEMBLY	7/24/2012

5,929,517	COMPLIANT INTEGRATED CIRCUIT PACKAGE AND METHOD OF FABRICATING THE SAME	7/27/2016

5,932,254	SYSTEM FOR ENCAPSULATING MICROELECTRONIC DEVICES	9/22/2015

5,937,276	BONDING LEAD STRUCTURE WITH ENHANCED ENCAPSULATION	10/8/2017

US PATENT NO.	TITLE	EXPIRATION

5,950,304	METHODS OF MAKING SEMICONDUCTOR CHIP ASSEMBLIES	9/24/2010

5,966,587	METHODS OF MAKING SEMICONDUCTOR ASSEMBLIES WITH REINFORCED PERIPHERAL REGIONS	8/18/2015

5,966,592	STRUCTURE AND METHOD FOR MAKING A COMPLIANT LEAD FOR A MICROELECTRONIC DEVICE	11/21/2015

5,977,618	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	7/24/2012

5,989,939	PROCESS OF MANUFACTURING COMPLIANT WIRE BOND PACKAGE	12/12/2017

5,994,222	METHOD OF MAKING CHIP MOUNTINGS AND ASSEMBLIES	4/25/2017

5,994,781	SEMICONDUCTOR CHIP PACKAGE WITH DUAL LAYER TERMINAL AND LEAD STRUCTURE	5/29/2018

6,002,168	MICROELECTRONIC COMPONENT WITH RIGID INTERPOSER	11/25/2017

6,012,224	METHOD OF FORMING COMPLIANT MICROELECTRONIC MOUNTING DEVICE	7/7/2014

6,030,856	BONDABLE COMPLIANT PADS FOR PACKAGING OF A SEMICONDUCTOR CHIP AND METHOD THEREFOR	6/10/2017

6,045,655	METHOD OF MOUNTING A CONNECTION COMPONENT ON A SEMICONDUCTOR CHIP WITH ADHESIVE	10/26/2013

6,046,076	VACUUM DISPENSE METHOD FOR DISPENSING AN ENCAPSULANT AND MACHINE THEREFOR	12/29/2014

6,049,972	UNIVERSAL STRIP/CARRIER FRAME ASSEMBLY AND METHODS	1/23/2018

6,054,337	METHODS OF MAKING A COMPLIANT MULTICHIP PACKAGE	12/12/2017

6,054,756	CONNECTION COMPONENTS WITH FRANGIBLE LEADS AND BUS	7/24/2012

US PATENT NO.	TITLE	EXPIRATION

6,080,605	METHOD OF ENCAPSULATING A SEMICONDUCTOR CHIP USING A SETTABLE ENCAPSULANT	10/6/2018

6,080,932	SEMICONDUCTOR PACKAGE ASSEMBLIES WITH MOISTURE VENTS	4/14/2018

6,081,035	MICROELECTRONIC BOND RIBBON DESIGN	10/24/2016

6,083,837	FABRICATION OF COMPONENTS BY COINING	12/12/2017

6,107,123	METHODS FOR PROVIDING VOID-FREE LAYERS FOR SEMICONDUCTOR ASSEMBLIES	3/7/2016

6,107,682	COMPLIANT WIRE BOND PACKAGES HAVING WIRE LOOP	12/12/2017

6,121,676	STACKED MICROELECTRONIC ASSEMBLY AND METHOD THEREFOR	12/11/2017

6,126,428	VACUUM DISPENSE APPARATUS FOR DISPENSING AN ENCAPSULANT	12/29/2014

6,127,724	PACKAGED MICROELECTRONIC ELEMENTS WITH ENHANCED THERMAL CONDUCTION	10/31/2017

6,130,116	METHOD OF ENCAPSULATING A MICROELECTRONIC ASSEMBLY UTILIZING A BARRIER	12/4/2017

6,133,627	SEMICONDUCTOR CHIP PACKAGE WITH CENTER CONTACTS	9/24/2010

6,133,639	COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP AND METHOD THEREFOR	9/20/2014

6,147,401	COMPLIANT MULTICHIP PACKAGE	12/12/2017

6,157,075	SEMICONDUCTOR ASSEMBLIES WITH REINFORCED PERIPHERAL REGIONS	8/18/2015

6,162,661	SPACER PLATE SOLDER BALL PLACEMENT FIXTURE AND METHODS THEREFOR	5/29/2018

6,169,328	SEMICONDUCTOR CHIP ASSEMBLY	9/20/2014

6,170,151	UNIVERSAL UNIT STRIP/CARRIER FRAME ASSEMBLY AND METHODS	1/23/2018

US PATENT NO.	TITLE	EXPIRATION

6,182,546	APPARATUS AND METHODS FOR SEPARATING MICROELECTRONIC PACKAGES FROM A COMMON SUBSTRATE	3/4/2018

6,184,140	METHODS OF MAKING MICROELECTRONIC PACKAGES UTILIZING COINING	12/12/2017

6,191,473	BONDING LEAD STRUCTURE WITH ENHANCED ENCAPSULATION	10/8/2017

6,196,042	COINING TOOL AND PROCESS OF MANUFACTURING SAME FOR MAKING CONNECTION COMPONENTS	3/31/2019

6,197,665	LAMINATION MACHINE AND METHOD TO LAMINATE A COVERLAY TO A MICROELECTRONIC PACKAGE	4/15/2019

6,202,299	SEMICONDUCTOR CHIP CONNECTION COMPONENTS WITH ADHESIVES AND METHOD OF MAKING SAME	10/26/2013

6,204,091	METHOD OF ASSEMBLING A SEMICONDUCTOR CHIP PACKAGE	12/4/2017

6,208,025	MICROELECTRONIC COMPONENT WITH RIGID INTERPOSER	11/25/2017

6,214,640	METHOD OF MANUFACTURING A PLURALITY OF SEMICONDUCTOR PACKAGES	8/3/2019

6,215,191	COMPLIANT LEAD STRUCTURES FOR MICROELECTRONIC DEVICES	11/21/2015

6,218,213	MICROELECTRONIC COMPONENTS WITH FRANGIBLE LEAD SECTIONS	6/3/2019

6,218,215	METHODS OF ENCAPSULATING A SEMICONDUCTOR CHIP USING A SETTABLE ENCAPSULANT	10/6/2018

6,225,688	STACKED MICROELECTRONIC ASSEMBLY AND METHOD THEREFOR	12/11/2017

6,232,152	METHOD OF MANUFACTURING A PLURALITY OF SEMICONDUCTOR PACKAGES AND THE RESULTING SEMICONDUCTOR PACKAGE STRUCTURES	5/19/2014

US PATENT NO.	TITLE	EXPIRATION

6,248,656	METAL-JACKETED LEAD MANUFACTURING PROCESS USING RESIST LAYERS	8/13/2019

6,253,992	SOLDER BALL PLACEMENT FIXTURES AND METHODS	3/17/2019

6,255,723	LAYERED LEAD STRUCTURES	10/27/2018

6,255,738	ENCAPSULANT FOR MICROELECTRONIC DEVICES	9/30/2017

6,261,863	COMPONENTS WITH RELEASABLE LEADS AND METHODS OF MAKING RELEASABLE LEADS	10/24/2015

6,265,759	LATERALLY SITUATED STRESS/STRAIN RELIEVING LEAD FOR A SEMICONDUCTOR CHIP PACKAGE	9/6/2016

6,266,872	METHOD FOR MAKING A CONNECTION COMPONENT FOR A SEMICONDUCTOR CHIP PACKAGE	12/9/2017

6,272,744	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	7/24/2012

6,274,822	MANUFACTURE OF SEMICONDUCTOR CONNECTION COMPONENTS WITH FRANGIBLE LEAD SECTIONS	7/2/2018

6,294,040	TRANSFERABLE RESILIENT ELEMENT FOR PACKAGING OF A SEMICONDUCTOR CHIP AND METHOD THEREFOR	6/20/2017

6,300,231	METHOD FOR CREATING A DIE SHRINK INSENSITIVE SEMICONDUCTOR PACKAGE AND COMPONENT THEREFOR	5/28/2019

6,300,254	METHODS OF MAKING COMPLIANT INTERFACES AND MICROELECTRONIC PACKAGES USING SAME	4/16/2019

6,306,752	CONNECTION COMPONENT AND METHOD OF MAKING SAME	9/15/2019

6,309,910	MICROELECTRONIC COMPONENTS WITH FRANGIBLE LEAD SECTIONS	5/18/2019

US PATENT NO.	TITLE	EXPIRATION

6,309,915	SEMICONDUCTOR CHIP PACKAGE WITH EXPANDER RING AND METHOD OF MAKING SAME	2/5/2019

6,313,528	COMPLIANT MULTICHIP PACKAGE	12/12/2017

6,324,754	METHOD FOR FABRICATING MICROELECTRONIC ASSEMBLIES	3/25/2018

6,329,224	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	4/28/2018

6,334,942	SELECTIVE REMOVAL OF DIELECTRIC MATERIALS AND PLATING PROCESS USING SAME	2/9/2019

6,358,780	SEMICONDUCTOR PACKAGE ASSEMBLIES WITH MOISTURE VENTS AND METHODS OF MAKING SAME	4/14/2018

6,359,236	MOUNTING COMPONENT WITH LEADS HAVING POLYMERIC STRIPS	7/24/2012

6,359,335	METHOD OF MANUFACTURING A PLURALITY OF SEMICONDUCTOR PACKAGES AND THE RESULTING SEMICONDUCTOR PACKAGE STRUCTURES	5/19/2014

6,370,032	COMPLIANT MICROELECTRONIC MOUNTING DEVICE	7/7/2014

6,373,128	SEMICONDUCTOR ASSEMBLIES WITH REINFORCED PERIPHERAL REGIONS	8/18/2015

6,373,141	BONDABLE COMPLIANT PADS FOR PACKAGING OF A SEMICONDUCTOR CHIP AND METHOD THEREFOR	6/10/2017

6,380,060	OFF-CENTER SOLDER BALL ATTACH AND METHODS THEREFOR	8/31/2020

6,388,340	COMPLIANT SEMICONDUCTOR CHIP PACKAGE WITH FAN-OUT LEADS AND METHOD OF MAKING SAME	2/5/2019

6,423,907	COMPONENTS WITH RELEASABLE LEADS	2/9/2018

6,433,419	FACE-UP SEMICONDUCTOR CHIP ASSEMBLIES	9/24/2010

US PATENT NO.	TITLE	EXPIRATION

6,458,628	METHODS OF ENCAPSULATING A SEMICONDUCTOR CHIP USING A SETTABLE ENCAPSULANT	10/6/2018

6,458,681	METHODS FOR PROVIDING VOID-FREE LAYERS FOR SEMICONDUCTOR ASSEMBLIES	3/7/2016

6,460,245	METHOD OF FABRICATING SEMICONDUCTOR CHIP ASSEMBLIES	10/26/2013

6,465,744	GRADED METALLIC LEADS CONNECTION TO MICROELECTRONIC ELEMENTS	3/26/2019

6,465,747	MICROELECTRONIC ASSEMBLIES HAVING SOLDER-WETTABLE PADS AND CONDUCTIVE ELEMENTS	3/25/2018

6,465,893	STACKED CHIP ASSEMBLY	9/24/2010

6,468,830	COMPLIANT SEMICONDUCTOR PACKAGE WITH ANISOTROPIC CONDUCTIVE MATERIAL INTERCONNECTS AND METHODS	1/25/2019

6,468,836	LATERALLY SITUATED STRESS/STRAIN RELIEVING LEAD FOR A SEMICONDUCTOR CHIP PACKAGE	9/6/2016

6,486,003	EXPANDABLE INTERPOSER FOR A MICROELECTRONIC PACKAGE AND METHOD THEREFOR	12/10/2017

6,489,674	METHOD FOR CREATING A DIE SHRINK INSENSITIVE SEMICONDUCTOR PACKAGE AND COMPONENT THEREFOR	5/28/2019

6,492,201	FORMING MICROELECTRONIC COMPONENTS BY ELECTROPHORETIC DEPOSITION	7/10/2018

6,518,662	METHOD OF ASSEMBLING A SEMICONDUCTOR CHIP PACKAGE	8/13/2018

6,521,480	A METHOD FOR MAKING A SEMICONDUCTOR CHIP PACKAGE	7/25/2015

6,525,429	METHODS OF MAKING MICROELECTRONIC ASSEMBLIES INCLUDING COMPLIANT INTERFACES	9/20/2014

6,527,163	METHODS OF MAKING BONDABLE CONTACTS AND A TOOL FOR MAKING SUCH CONTACTS	11/21/2020

US PATENT NO.	TITLE	EXPIRATION

6,534,392	METHODS OF MAKING MICROELECTRONIC ASSEMBLIES USING BONDING STAGE AND BONDING STAGE THEREFOR	9/14/2021

6,541,845	COMPONENTS WITH RELEASABLE LEADS AND METHODS OF MAKING RELEASABLE LEADS	10/24/2015

6,541,874	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	4/28/2018

6,572,781	MICROELECTRONIC PACKAGING METHODS AND COMPONENTS	5/16/2021

6,573,459	GRADED METALLIC LEADS FOR CONNECTION TO MICROELECTRONIC ELEMENTS	3/26/2019

6,602,740	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	11/22/2020

6,603,209	COMPLIANT INTEGRATED CIRCUIT PACKAGE	12/29/2014

6,653,172	METHODS FOR PROVIDING VOID-FREE LAYERS FOR SEMICONDUCTOR ASSEMBLIES	3/7/2016

6,664,484	COMPONENTS WITH RELEASABLE LEADS	5/1/2018

6,686,015	TRANSFERABLE RESILIENT ELEMENT FOR PACKAGING OF A SEMICONDUCTOR CHIP AND METHODTHEREFOR	6/30/2017

6,687,980	APPARATUS FOR PROCESSING FLEXIBLE TAPE FOR MICROELECTRONIC ASSEMBLIES	12/14/2018

6,699,730	STACKED MICROELECTRONIC ASSEMBLY AND METHOD THEREFOR	4/15/2018

6,707,149	LOW COST AND COMPLIANT MICROELECTRONIC PACKAGES FOR HIGH I/O AND FINE PITCH	10/11/2021

6,709,469	SPACER PLATE SOLDER BALL REPLACEMENT FIXTURE AND METHODS THEREFOR	5/29/2018

6,709,895	PACKAGED MICROELECTRONIC ELEMENTS WITH ENHANCED THERMAL CONDUCTION	10/31/2017

6,716,671	METHODS OF MAMING MICROELECTRONIC ASSEMBLIES USING COMPRESSED RESILIENT LAYER	3/19/2021

US PATENT NO.	TITLE	EXPIRATION

6,723,584	METHODS OF MAKING MICROELECTRONIC ASSEMBLIES INCLUDING COMPLIANT INTERFACES	9/20/2014

6,763,579	METHODS OF MAKING COMPONENTS WITH RELEASABLE LEADS	2/9/2018

6,765,288	MICROELECTRONIC ADAPTORS, ASSEMBLIES AND METHODS	9/6/2022

6,774,317	CONNECTION COMPONENTS WITH POSTS	12/29/2014

6,780,747	METHODS FOR PROVIDING VOID-FREE LAYERS FOR SEMICONDUCTOR ASSEMBLIES	3/7/2016

6,791,169	COMPLIANT SEMICONDUCTOR PACKAGE WITH ANISOTROPIC CONDUCTIVE MATERIAL INTERCONNECTS AND METHODS THEREFOR	1/25/2018

6,821,815	METHODS OF ASSEMBLING A SEMICONDUCTOR CHIP PACKAGE	12/4/2017

6,822,320	MICROELECTRONIC CONNECTION COMPONENTS UTILIZING CONDUCTIVE CORES AND POLYMERIC COATINGS	7/10/2018

6,828,668	FLEXIBLE LEAD STRUCTURES AND METHODS OF MAKING SAME	7/7/2014

US APPLICATION		ESTIMATED
SERIAL NO.	TITLE	EXPIRATION DATE

09/534,939	CONNECTION COMPONENTS WITH FRANGIBLE LEADS AND BUS	7/24/2012

09/656,690	FACE-UP SEMICONDUCTOR CHIP ASSEMBLIES	9/24/2010

09/766,814	MICROELECTRONIC PACKAGES HAVING DEFORMED BONDED AND METHODS THEREFOR	7/7/2014

09/827,840	MICROELECTRONIC ASSEMBLY HAVING ENCAPSULATED WIRE BONDING LEADS	9/24/2010

09/942,386	COMPONENTS WITH CONDUCTIVE SOLDER MASK LAYERS	3/26/2019

10/044,121	STACKED MICROELECTRONIC ASSEMBLIES AND METHODS OF MAKING SAME	1/11/2022

10/077,145	OFF-CENTER SOLDER BALL ATTACH ASSEMBLY	8/31/2020

10/077,388	ASSEMBLIES HAVING STACKED SEMICONDUCTOR CHIPS AND METHODS OF MAKING SAME	2/15/2022

10/095,561	METHOD OF MANUFACTURING A PLURALITY OF SEMICONDUCTOR PACKAGES AND THE RESULTING SEMICONDUCTOR PACKAGE	5/19/2014

10/123,547	METHODS OF MAKING MICROELECTRONIC ASSEMBLIES INCLUDING COMPLIANT INTERFACES	9/20/2014

10/162,957	CONNECTION COMPONENTS WITH FRANGIBLE LEADS AND BUS	7/24/2012

10/164,116	SEMICONDUCTOR CHIP ASSEMBLIES, METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2010

10/210,160	HIGH-FREQUENCY CHIP PACKAGES	8/1/2022

10/210,811	METHOD OF FABRICATING SEMICONDUCTOR CHIP ASSEMBLIES	3/7/2016

10/235,102	MICROELECTRONIC ASSEMBLY FORMATION WITH RELEASABLE LEADS	9/5/2022

US APPLICATION		ESTIMATED
SERIAL NO.	TITLE	EXPIRATION DATE

10/267,450	STACKED PACKAGES	10/9/2022

10/281,550	METHODS OF MAKING MICROELECTRONIC ASSEMBLIES INCLUDING FOLDED SUBSTRATES	12/11/2017

10/301,188	MICROELECTRONIC COMPONENT AND ASSEMBLY HAVING LEADS WITH OFFSET PORTIONS	9/24/2010

10/487,482	STACKED CHIP ASSEMBLY WITH STIFFENING LAYER	12/31/2011

10/488,210	HIGH-FREQUENCY CHIP PACKAGES	7/31/2022

10/771,252	METHOD FOR MAKING A MICROELECTRONIC PACKAGE USING PRE-PATTERNED, REUSABLE MOLD AND METHOD FOR MAKING THE MOLD	2/3/2024

10/783,314	HIGH-FREQUENCY CHIP PACKAGES	8/1/2022

10/786,819	BALL GRID ARRAY WITH BUMPS	2/25/2024

10/834,342	STACKED PACKAGES	10/9/2022

10/858,167	METHOD OF MAKING COMPONENTS WITH RELEASABLE LEADS CROSS-REFERENCE TO RELATED APPLICATIONS	2/9/2018

10/872,105	CONNECTION COMPONENTS WITH FRANGIBLE LEADS AND BUS	5/8/2015

10/959,465	FORMATION OF CIRCUITRY WITH MODIFICATION OF FEATURE HEIGHT	10/6/2024

10/969,527	FOLDOVER PACKAGES AND MANUFACTURING AND TEST METHODS THEREFOR	10/20/2024

10/981,067	STACKED PACKAGES AND SYSTEMS INCORPORATING THE SAME	11/4/2024

10/985,119	MICRO PIN GRID ARRAY WITH PIN MOTION ISOLATION	11/10/2024

10/985,126	MICRO PIN GRID ARRAY WITH WIPING ACTION	11/10/2024

10/988,160	STACKED MICROELECTRONIC ASSEMBLIES WITH CENTRAL CONTACTS	11/12/2024

10/994,695	CONNECTION COMPONENTS WITH ANISOTROPIC CONDUCTIVE MATERIAL INTERCONNECTION	5/9/2021

11/014,439	MICROELECTRONIC PACKAGES AND METHODS THEREFOR	12/16/2024

FOREIGN PATENT NO.	TITLE	EXPIRATION DATE

EP0551382 (Euro)	SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2011

121621 (Korea)	SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2011

209457 (Korea)	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	7/23/2013

0322289 (Korea)	METHOD OF FORMING INTERFACE BETWEEN DIE AND CHIP CARRIER	8/5/2014

0334990 (Korea)	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2015

2924923 (Japan)	SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2011

3151219 (Japan)	SEMICONDUCTOR CONNECTION COMPONENTS AND METHODS WITH RELEASABLE LEAD SUPPORT	7/23/2013

2,091,438 (Canada)	SEMICONDUCTOR CHIP ASSEMBLIES AND METHODS OF MAKING SAME AND COMPONENTS FOR SAME	9/24/2011

NI-142874 (Taiwan)	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	4/25/2019

0384255 (Korea)	COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP	9/20/2015

800753 (Germany)	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2015

800753 (FRANCE)	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2015

800753 (GR.BRIT)	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2015

EP0800754 (Euro)	COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP	9/20/2015

FOREIGN
APPLICATION		ESTIMATED
SERIAL NO.	TITLE	EXPIRATION DATE

94924580.7 (Euro)	METHOD OF FORMING INTERFACE BETWEEN DIE AND CHIP CARRIER	8/5/2014*

1200301.8 (Euro)	SEMICONDUCTOR CHIP ASSEMBLIES	9/24/2011

7-505309 (Japan)	SHAPED LEAD STRUCTURE AND METHOD	7/21/2014

8-511028 (Japan)	MICROELECTRONIC BONDING WITH LEAD MOTION	9/19/2015

8-511045 (Japan)	COMPLIANT INTERFACE FOR A SEMICONDUCTOR CHIP	9/20/2015

8-533523 (Japan)	FABRICATION OF LEADS ON SEMICONDUCTOR CONNECTION COMPONENTS	5/3/2016

546394/2000 Japan)	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	4/26/2019

10-2000-7012035 (Korea)	ENCAPSULATION OF MICROELECTRONIC ASSEMBLIES	4/26/2019

Attachment B
DRAM Licensed Products. For each DRAM Licensed Product sold by Licensee, Licensee shall pay a royalty of US$[***] per DRAM Licensed Product.
Non-DRAM Licensed Products. For each Non-DRAM Licensed Product sold by Licensee, Licensee shall pay a royalty of [***] (US$[***]) per Billable Pin. Notwithstanding the foregoing, the maximum number of payable Billable Pins per Non-DRAM Licensed Product for any royalties due hereunder shall be capped at [***].

Attachment C
Reporting Period: From                                          through
ROYALTY REPORT UNDER TESSERA TCC LICENSE AGREEMENT

PARTY
ASSEMBLING
LICENSED			NUMBER
PRODUCT			OF	NUMBER OF
(Licensee or	PART	TYPE OF IC	LICENSED	BILLABLE	ROYALTY	ROYALTY
Subcontractor)	NUMBER	DEVICE	PRODUCTS	PINS	RATE	(US$)

TOTAL ROYALTY REMITTED:          US$
PURCHASES OF LICENSED PRODUCTS FROM OTHERS

NUMBER OF
SUPPLIER OF	TYPE OF		NUMBER OF	BILLABLE PINS
LICENSED	LICENSED	TYPE OF IC	LICENSED	PER LICENSED
PRODUCT	PRODUCT	DEVICE	PRODUCTS	PRODUCT

Attachment D
Name
Title
Subcontracting Company
Address
Dear                ,
Qimonda has entered into a license agreement with Tessera, Inc. (“Tessera”) under certain Tessera patents (including but not limited to U.S. Patent Nos. 5,679,977; 5,852,326; 6,133,627; 6,433,419 and 6,465,893) to make, use and sell BGA packages. We have determined that certain BGA packages made by you for Qimonda are covered by our license agreement with Tessera, and Qimonda will pay royalties for such BGA packages made by you going forward. If you have a license with Tessera to make such BGA packages, you do not have to pay a royalty to Tessera in addition to what Qimonda pays. However, you should understand that our payment of royalties for such BGA packages does not, in any way, affect your obligations to pay royalties to Tessera for similar BGA packages made for other customers.
A list of the packages made by you for which Qimonda is paying royalties under its license with Tessera is attached hereto. We will update the attached list from time-to-time.
If you have any questions regarding the subject matter of this letter, please feel free to contact me directly.
Sincerely,

Appropriate Qimonda signature
Copy sent to: Christopher Pickett, Executive Vice President, Licensing Business, Tessera, Inc. 3099 Orchard Drive, San Jose, CA 95134 USA; FAX +1-408-894-0190